SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2006


                              ENGLOBAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its chapter)


             Nevada                   001-14217                88-0322261
             ------                   ---------                ----------
  (State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)             File Number)         Identification No.)


654 N. Sam Houston Parkway E., Suite 400, Houston, Texas       77060-5914
--------------------------------------------------------       ----------
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code 281-878-1000


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Acquisition or Disposition of Assets

On May 25, 2006, the Company completed its acquisition of WRC Corporation ("WRC"), a privately held firm based in the Denver, Colorado area, pursuant to a Stock Purchase Agreement by and between the Company and Michael H. Lee, the President, Chief Operating Officer and sole stockholder of WRC. Under the terms of the Stock Purchase Agreement, the consideration paid for the capital stock of WRC totaled $10,060,329.19 consisting of 175,000 shares of Company common stock, cash and promissory notes paid or payable to Mr. Lee, and the payment of certain debt obligations of WRC.

WRC provides integrated land management, engineering and related services to the pipeline, power and transportation industries, among others.

Item 7.01

On May 25, 2006, the Company completed its acquisition of all the outstanding capital stock of WRC Corporation. A copy of the press release issued by the Company in connection with the completion of the acquisition is furnished as
Exhibit 99.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

     (c) Exhibits.

Number            Exhibit
------            -------
99.1              Press Release, dated May 30, 2006, of ENGlobal Corporation



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGlobal Corporation


Date:  May 30, 2006                    /s/ Natalie S. Hairston
       ------------------              -----------------------
                                       Natalie S. Hairston, Investor Relations
                                       Officer, Chief Governance Officer and
                                       Corporate Secretary